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                                  EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No.
1 to the Registration Statement on Form S-3 (File No. 333-49844) of our report dated February 16, 2000, except as to the information in Note R for which the date is February 28, 2000, relating to the financial statements, which appear in Vertex Pharmaceuticals Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 16, 2001









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